COLUMBIA ACORN TRUST

Amended and Restated Plan pursuant to Rule 18f-3(d)

under the Investment Company Act of 1940

Each Series (each a “Columbia Acorn Fund”) of Columbia Acorn Trust (the “Trust”) as set forth in Schedule I may from time to time issue one or more of the following classes of shares as authorized by the Board of Trustees and as provided for herein: Class A shares, Class B shares, Class C shares and Class Z shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the prospectuses and statement of additional information for shares of that class as from time to time in effect. The differences in expenses among these classes of shares and the conversion and exchange features of each class of shares are set forth below. These differences are subject to change, to the extent permitted by law and by the Declaration of Trust and By-laws of the Trust, by action of the Board of Trustees. This Plan, as amended and restated, shall be effective as of February 29, 2008.

CLASS A SHARES

Class A shares of each Columbia Acorn Fund are offered at net asset value (“NAV”) plus the initial sales charges described in the Fund’s prospectus and statement of additional information for Class A shares as from time to time in effect. Initial sales charges may not exceed 5.75%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the “1940 Act”) and as described in each Columbia Acorn Fund’s prospectus and statement of additional information for Class A shares from time to time in effect.

Class A shares bought without an initial sales charge in accounts aggregating $1 million to $50 million at the time of purchase that are redeemed within 12 months of the time of purchase are subject to a contingent deferred sales charge (“CDSC”) of 1.00% of either the purchase price or the NAV of the shares at the time of redemption, whichever is less. Subsequent Class A share purchases that bring the value of an account above $1 million (but less than $50 million) are subject to a CDSC if redeemed within 12 months of the date of purchase. The 12-month period begins on the first day of the month in which the purchase was made. For purposes of applying the CDSC, shares held for the longest period of time are considered to have been redeemed before later acquired shares. Class A shares purchased with reinvested dividends and other distributions are not subject to an initial sales charge or CDSC. The CDSC does not apply to retirement accounts purchasing through a fee-based program of a broker-dealer. The CDSC may be reduced or waived by each Columbia Acorn Fund in certain circumstances as permitted by Rule 6c-10 under the 1940 Act and as described in the Fund’s prospectus and statement of additional information for Class A shares as from time to time in effect.

Class A shares of each Columbia Acorn Fund pay a service fee pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act (“12b-1 Plan”) as described in the Fund’s prospectus and statement of additional information for Class A shares as from time to time in effect. Such fee may be in an amount up to but may not exceed 0.25% per annum of the average daily net assets attributable to such class.

Class A shares pay all transfer agency fees and expenses, and any other expenses, specifically allocable to Class A shares.

Class A shares of a Columbia Acorn Fund may be exchanged, at the holder’s option, for Class A shares (and in some cases, certain other classes) of any other fund (each, including each Columbia Acorn Fund, a “Columbia Fund” and together, “Columbia Funds”) distributed by Columbia Management Distributors, Inc. or its successor, which offers Class A shares, without the payment of a sales charge, except to the extent such an exchange is limited by the prospectus of the other Columbia Fund for Class A shares as from time to time in effect. Class A shares of a Columbia Acorn Fund also may be exchanged, at the holder’s option, for Class Z shares of the same Columbia Acorn Fund (provided that such Fund offers Class Z shares) if the holder of the Class A shares is determined to be eligible to invest in Class Z shares as set forth in that Columbia Acorn Fund’s prospectuses as from time to time in effect without the payment of any sales charge.

No CDSC shall be charged on the exchange of Class A shares of a Columbia Acorn Fund for Class A shares of another Columbia Fund. If the Class A shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Columbia Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the shares exchanged.

CLASS B SHARES

Beginning on or about February 29, 2008, purchases of Class B shares of each Columbia Acorn Fund will no longer be permitted. Additional Class B shares of each Columbia Acorn Fund, which are offered at NAV, without an initial sales charge, will be issued only in connection with the reinvestment of dividends and/or capital gain distributions on Class B shares of the same Columbia Acorn Fund. Class B shares of each Columbia Acorn fund that are redeemed within the period of time after purchase (not more than 6 years) specified in the Fund’s prospectus and statement of additional information for Class B shares as from time to time in effect are subject to a CDSC of up to 5% of either the purchase price or the NAV of the shares at the time of redemption, whichever is less; such percentage may be lower for certain Columbia Acorn Funds and declines the longer the shares are held, all as described in the Fund’s prospectus and statement of additional information for Class B shares as from time to time in effect. For purposes of applying the CDSC, shares held for the longest period of time are considered to have been redeemed before later acquired shares. Class B shares purchased with reinvested dividends and other distributions are not subject to a CDSC. The CDSC on shaers of each Columbia Acorn Fund may be reduced or waived in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Fund’s prospectus and statement of additional information for Class B shares as from time to time in effect.

Class B shares of each Columbia Acorn Fund pay distribution fees and service fees pursuant to a 12b-1 Plan as described in the Fund’s prospectus and statement of additional information for Class B shares as from time to time in effect. Such fees may be in amounts up to but may not exceed, respectively, 0.50% and 0.25% per annum of the average daily net assets attributable to such class.

Class B shares pay all transfer agency fees and expenses, and any other expenses specifically allocable to Class B shares.

Class B shares of a Columbia Acorn Fund automatically convert to Class A shares of the same Columbia Acorn Fund eight years after purchase, except that Class B shares purchased through the reinvestment of dividends and other distributions on Class B shares convert to Class A shares in the same percentage as the amount of Class B shares otherwise being converted.

Class B shares of a Columbia Acorn Fund may be exchanged, at the holder’s option, for Class B shares (and in some cases, certain other classes) of any other Columbia Fund (not including another Columbia Acorn Fund) offering Class B shares, except to the extent such an exchange is limited by the prospectus of the other Columbia Fund as from time to time in effect, without the payment of a CDSC. The holding period for determining the CDSC and the conversion to Class A shares for the Class B shares received in the exchange will include the holding period of the shares exchanged. If the Class B shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Columbia Fund in which the original investment was made. Class B shares of a Columbia Acorn Fund also may be exchanged, at the holder’s option, for Class Z shares of the same Columbia Acorn Fund (provided that such Fund offers Class Z shares) if the holder of the Class B shares is determined to be eligible to invest in Class Z shares as set forth in that Columbia Acorn Fund’s prospectuses as from time to time in effect without the payment of any CDSC. Class B shares of a Columbia Acorn Fund may not be purchased through an exchange from any other Columbia Acorn Fund or any other Columbia Fund.

CLASS C SHARES

Class C shares of each Columbia Acorn Fund are offered at NAV without an initial sales charge. Class C shares that are redeemed within one year from purchase may be subject to a CDSC of 1% of either the purchase price or the NAV of the shares at the time of redemption, whichever is less. Class C shares purchased with reinvested dividends or other distributions are not subject to a CDSC. The CDSC on shares of each Columbia Acorn Fund may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act and as described in the Fund’s prospectus and statement of additional information for Class C shares as from time to time in effect.

Class C shares pay distribution fees and service fees pursuant to a 12b-1 Plan as described in the Trust’s prospectus and statement of additional information for Class C shares as from time to time in effect. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class C shares pay all transfer agency fees and expenses, and any other expenses, specifically allocable to Class C shares.

Class C shares of a Columbia Acorn Fund may be exchanged, at the holder’s option, for Class C shares (and in some cases, certain other classes) of any other Columbia Fund offering Class C shares, except to the extent such an exchange is limited by the prospectus of the other Columbia Fund for Class C shares as from time to time in effect, without the payment of a CDSC. If the Class C shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Columbia Fund in which the original investment was made, and the holding period for determining the CDSC will include the holding period of the shares exchanged. Class C shares of a Columbia Acorn Fund also may be exchanged, at the holder’s option, for Class Z shares of the same Columbia Acorn Fund (provided that such Fund offers Class Z shares) if the holder of the Class C shares is determined to be eligible to invest in Class Z shares as set forth in that Columbia Acorn Fund’s prospectuses as from time to time in effect without the payment of any sales charge or CDSC.

CLASS Z SHARES

Class Z shares of each Columbia Acorn Fund are offered at NAV, without an initial sales charge, 12b-1 fee or CDSC. Class Z shares of a Columbia Acorn Fund may be exchanged, at the holder’s option, for Class Z shares of any other Columbia Fund offering Class Z shares or for Class A shares of any other Columbia Fund not offering Class Z shares and offering Class A shares, except to the extent such exchange is limited by the prospectus of the other Columbia Fund for Class Z shares as from time to time in effect, without the payment of a sales charge. Class Z shares pay all transfer agency fees and expenses, and any other expenses, specifically allocable to Class Z shares.

Approved by the Trustees on February 25, 2008

By:	/s/ Robert E. Nason
Robert E. Nason
Chairman

SCHEDULE I

Columbia Acorn Fund

Columbia Acorn International

Columbia Acorn USA

Columbia Acorn Select

Columbia Acorn International Select

Columbia Thermostat Fund